UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date  of  Report (Date of earliest event reported):  June 7, 2005
                                                                    ------------


                          Aventura VOIP Networks, Inc.
                          ----------------------------
              (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

               33-42498                                    65-024624
        (Commission  File Number)           (IRS Employer IdentificationNumber)

           20533 Biscayne Boulevard, Suite 1122, Miami, Florida 33180
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (305)-937-2000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)
Sun Network Group, Inc,1440 Coral Ridge Drive, Suite 140, CoralSprings, FL 33071
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     Entry  into  a  Material  Definitive  Agreement

On June 7,2005, Sun Network Group, Inc., a Florida corporation (the "Registrant") entered into an LLC Interest Purchase Agreement (the "Purchase Agreement") with Aventura Holdings, Inc ("AHI"), the managing member of Aventura Networks, LLC, a Florida limited liability company ("Aventura").

Pursuant to the terms of the Purchase Agreement, AHI is to transfer to the Registrant all of the membership interest of Aventura in exchange for restricted shares of the Registrant's common stock, par value $.0001 (the "Common Stock"), representing approximately 56% of the Registrant's issued and outstanding Common Stock after this issuance, and as of the date of this Form 8-K.

Aventura is a Voice Over Internet Protocol ("VOIP") telephone service provider that currently conducts business primarily in the wholesale market. Aventura concentrates on terminating telecommunications traffic in third-world countries where it believes the margins are highest. Aventura offers a fully-automated platform assessable through a web interface. Aventura is also a founding shareholder of VoIPBlue.com, a VoIP telecommunications exchange.

Item  2.01     Completion  of  Acquisition  or  Disposition  of  Assets

On June 7, 2005, pursuant to the Purchase Agreement, the Registrant acquired all of the membership interest of Aventura from AHI in exchange for Nine Hundred Million (900,000,000) restricted shares of the Registrant's Common Stock, representing approximately 56% of the Registrant's issued and outstanding Common Stock after this issuance, and as of the date of this Form 8-K.

Item  3.02     Unregistered  Sales  of  Equity  Securities

The Registrant relied upon Section 4(2) of the Securities Act of 1933 for the offer and sale of these shares. The Registrant believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale.

Additionally, on June 7, 2005, as a condition to the consummation of the acquisition of Aventura, the Registrant entered into a Stock Purchase Financing Agreement with an institutional investor for the purchase of up to $5,000,000 of the Registrant's shares. Registrants initial draw under this Agreement was for $315,000. The Registrant relied upon Regulation E promulgated under the Securities Act of 1933 for the offer and sale of these shares.



Item  5.01     Changes  in  Control  of  Registrant

The Registrant believes that the consummation of the Purchase Agreement represents a change in control of the Registrant. Upon the closing of the transaction, and effective as of the date of this Form 8-K, AHI now owns approximately 56% of the Registrant's common stock.

Following the closing of the transaction, and effective as of the date of this Form 8-K, T. Joseph Coleman, William Coleman and Peter Klamka resigned as the directors and executive officers of the Registrant, and Mr. Craig A. Waltzer, President of Aventura, was appointed as the Registrant's Chairman, President and Chief Executive Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As set forth above, following the close of the transaction on June 7, 2005, T. Joseph Coleman, William Coleman and Peter Klamka resigned as the directors and executive officers of the Registrant, and Craig A. Waltzer was appointed as the Registrant's Chairman, President and Chief Executive Officer and Jere J. Lane, Anthony Roberts Sr. and Arlene H. Waltzer were appointed to the Board along with Mr. Waltzer.

Previous to his career in telecommunications, Mr. Waltzer acted in the capacity as a certified public accountant concentrating his practice in the area of telecommunications.

Item  5.03     Amendment  to  Articles  of  Incorporation  or By-Laws; Change in
Fiscal  Year

Following the close of the transaction on June 7, 2005, the Registrant's Articles of Incorporation were amended to change the Registrant's name to Aventura VOIP Networks, Inc.

Item  8.01     Other  Events

On June 7, 2005, the Registrant issued a press release announcing the closing of the transaction and the change of control in the Registrant. A copy of the press release is furnished with this Form 8-K as Exhibit 10.1.

Item  9.01      Financial  Statements  and  Exhibits.

(c)  Exhibits

(1)     Exhibit  2.1  LLC  Interest  Purchase  Agreement  dated  June  7,  2005
(2)     Exhibit  10.1     Press  release  issued by Aventura VOIP Networks, Inc.
dated  June  7,  2005


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

               AVENTURA  VOIP  NETWORKS,  INC.
               (Registrant)

Dated:  June  13,  2005               By:  /s/  Craig  A.  Waltzer
                                      ----------------------------------
                                      Craig  A.  Waltzer
                                      President


                                  EXHIBIT INDEX


Exhibit  No.  Exhibits.
-----------   ---------

2.1       LLC  Interest  Purchase  Agreement  dated  June  7,  2005
10.1      Press Release issued by Aventura VOIP Networks, Inc. dated June 7,2005